EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 21 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: March 29, 2019

Glencore AG

By:	/s/ Martin Haering

Name:	Martin Haering

Title:	Authorized Signatory

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Authorized Signatory

Glencore International AG

By:	Martin Haering

Name:	Martin Haering

Title:	Officer

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

Glencore plc

By:	/s/ John Burton

Name:	John Burton

Title:	Company Secretary